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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 27, 2000


                                Thin Film Battery. Inc.
             (Exact Name of Registrant as Specified in its Charter)




          Colorado                    033-20344-LA               84-1077242
       (State or Other          (Commission File Number)   (IRS Employer ID No.)
Jurisdiction of Incorporation)

         27520 Hawthorne Blvd., Suite 158 Rolling Hills Estates, CA 90274
               (Address of Principal Executive Office) (Zip Code)

       Registrant's telephone number, including area code: (310) 377-3302

                           Thin Film Battery, Inc.

                                    FORM 8-K

                                 CURRENT REPORT

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective October 27, 2000, Thin Film Battery, Inc. (the "Company") has engaged Corbin & Wertz to be its auditor, replacing Andersen, Andersen & Strong. There were no disagreements between the Company and Andersen, Andersen & Strong as to any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure. The decision to change accountants was approved by the Company's Board of Directors.

         The Andersen, Andersen & Strong report of independent certified public accountants on the financial statements of O.T.S. Holdings, Inc. (the former name of the Company) for the years ended December 31, 1999 and 1998 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to audit scope or accounting principles. It did, however, contain a modification regarding the auditors' doubt about the Company's ability to function as a going concern.

         There were no discussions with Corbin & Wertz prior to their being engaged as auditors regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements.

EXHIBITS

16.1 Letter from Andersen, Andersen & Strong regarding its concurrence with the statement made by the registrant in this 8K report.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 27, 2000                     Thin Film Battery, Inc.


                                            By: /s/ Richard A. Hahn